Exhibit 99.1

Upbound Group, Inc. Announces Appointment of Hal Khouri as EVP and Chief Financial Officer

PLANO, Texas--(BUSINESS WIRE)—October 30, 2025 -- Upbound Group, Inc. (the "Company" or "Upbound") (NASDAQ: UPBD), a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers, today announced that Mr. Hal Khouri will join the Company as its Executive Vice President - Chief Financial Officer effective November 10, 2025. Mr. Khouri will assume the Chief Financial Officer role from Mr. Fahmi Karam, Chief Executive Officer, who has also been serving as the Company’s Chief Financial Officer since June 2025. Mr. Khouri will report directly to Mr. Karam.

Mr. Khouri has over 30 years of experience in consumer-based banking, financial services, leasing, retail, consulting and government service. He is a seasoned chief financial officer with an extensive background in driving corporate growth and shareholder return through strategic financial governance and stewardship. Mr. Khouri is also a proven leader in the areas of audit, taxation, corporate development, strategic planning, investor relations, capital markets and treasury.

He will be responsible for overseeing Upbound's financial operations, enterprise-wide optimization, capital allocation and investor relations activities, and will play a significant leadership role in guiding the Company's financial and business strategy to support its long-term growth objectives and enhancing shareholder value.

From August 2019 through November 2025, Mr. Khouri served as the Executive Vice President and Chief Financial Officer of goeasy Ltd. (TSX: GSY), one of Canada’s leading providers of non-prime consumer leasing and lending solutions, offering a full suite of products including unsecured and secured loans as well as point-of-sale-financing in automobile, powersports, retail and healthcare verticals through an omnichannel delivery network. Prior to his appointment at goeasy in 2019, Mr. Khouri was Chief Financial Officer of Walmart Canada Bank (now known as Fairstone Bank of Canada). He has also held the position of Chief Financial Officer at JPMorgan Chase Canada Bank and previous senior roles at MBNA Canada, Deloitte, and the Ontario Ministry of Finance.

“Hal brings significant experience in financial and strategic leadership in the consumer finance industry and will be instrumental as we continue to focus on delivering disciplined financial execution and growing our platform of technology-driven, scalable financial solutions for underserved consumers,” said Fahmi Karam, Chief Executive Officer of Upbound Group. “Hal’s proven track record of executing a strategic vision, strong business leadership, and commitment to fostering a positive culture and driving results will be invaluable as we continue to innovate and pursue growth in a rapidly evolving environment. We are excited to have Hal join our executive team and look forward to his insights and contributions to drive value to our customers, merchant partners and shareholders.”

“I am excited to be joining Upbound and bring my significant experience to one of the industry leaders in technology-driven, accessible financial solutions,” said Mr. Khouri. “I believe Upbound has tremendous opportunities across all three of its marquee brands, and am eager to begin integrating with the team and contributing to this important mission.”

About Upbound Group, Inc.

Upbound Group, Inc. (NASDAQ: UPBD), is a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers. The Company’s customer-facing operating units include industry-leading brands such as Acima®, Brigit™, and Rent-A-Center® that facilitate consumer transactions across a wide range of store-based and digital channels in the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our goals, plans and projections with respect to our operations, financial position and business strategy. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," “maintain,” "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not limited to, (1) the general strength of the economy and other economic conditions affecting consumer preferences, spending and payment behaviors, and (2) the other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact

Jeff Chesnut

SVP, IR & Corporate Development

972-801-1108

jeff.chesnut@upbound.com